                                                                     EXHIBIT 99


                                                         CONTACT: MARC ROWLAND,
                                                        CHIEF FINANCIAL OFFICER
                                                                 (405) 879-9232

FOR IMMEDIATE RELEASE                            TOM PRICE, JR.,VICE PRESIDENT-
OCTOBER 28, 1999                                          CORPORATE DEVELOPMENT
                                                                 (405) 879-9257

                  CHESAPEAKE ENERGY CORPORATION REPORTS RECORD
              EARNINGS AND CASH FLOW FOR THE THIRD QUARTER OF 1999

       COMPANY POSTS NET INCOME OF $18 MILLION, CASH FLOW OF $43 MILLION AND EBITDA OF $64 MILLION ON REVENUE OF $102 MILLION FOR THIRD QUARTER

OKLAHOMA CITY, OKLAHOMA, OCTOBER 28, 1999 - Chesapeake Energy Corporation (NYSE: CHK) today reported its financial and operating results for the third quarter and first nine months of 1999. For the quarter, Chesapeake generated net income of $18.1 million ($0.14 per common share after preferred dividends), cash flow from operations of $43.4 million ($0.45 per common share), ebitda (cash flow from operations plus interest expense) of $63.8 million and revenue of $102.1 million on 32.7 billion cubic feet of natural gas equivalent (bcfe) production. Average prices realized during the quarter were $18.90 per barrel of oil and $2.26 per mcf of natural gas for a gas equivalent price of $2.40 per mcfe.

By comparison, during the third quarter of 1998 Chesapeake generated a net loss of $4.1 million ($0.08 per common share after preferred dividends), cash flow from operations of $32.4 million ($0.33 per common share), ebitda of $51.0 million and revenue of $106.3 million on production of 36.3 bcfe and a realized gas equivalent price of $1.93 per mcfe.

The table below summarizes Chesapeake's key statistics during the quarter and compares them to the second quarter of 1999 and the third quarter of 1998:


                                                                           Three Months Ended
                                                        ---------------------------------------------------------
                                                             9/30/99             6/30/99            9/30/98
                                                             -------             -------            -------
      Average daily production (in mmcfe)                       355                369                394
      Gas as % of total production                               84                 81                 74
      Natural gas production (in bcf)                          27.4               27.0               26.8
      Average gas sales price ($/mcf)                          2.26               1.88               1.88
      Oil production (in mbbls)                                 875              1,089              1,571
      Average oil sales price ($/bbl)                         18.90              16.01              12.41
      Natural gas equivalent production (in bcfe)              32.7               33.6               36.3
      Gas equivalent sales price ($/mcfe)                      2.40               2.03               1.93

                                                                           Three Months Ended
                                                        ---------------------------------------------------------
                                                             9/30/99             6/30/99            9/30/98
                                                             -------             -------            -------
      General and administrative costs ($/mcfe)                 .08                .10                .14
      Production taxes  ($/mcfe)                                .11                .08                .05
      Lease operating expenses ($/mcfe)                         .36                .33                .39
      Interest expense ($/mcfe)                                 .63                .60                .51
      Depletion of oil and gas properties ($/mcfe)              .70                .72                .94
      Cash flow from operations ($ in millions)                43.4               34.7               32.4
      Cash flow from operations ($/mcfe)                       1.33               1.03                .89
      Ebitda  ($ in millions)                                  63.8               54.9               51.0
      Net income (loss)  ($ in millions)                       18.1                8.1               (4.1)

Adjusted for property sales, Chesapeake's third quarter 1999 total oil and gas production was unchanged from the second quarter of 1999 and 5% lower than the 1998 third quarter. However, also adjusted for property sales, the company's third quarter 1999 gas production increased 3% over the 1999 second quarter and 5% over the 1998 third quarter.

             BUDGET INFORMATION, YEAR 2000 FORECASTS AND LIQUIDITY

Chesapeake's present budget for 2000 assumes a realized natural gas equivalent price of $2.51 per mcfe, which is based on current average NYMEX oil and gas prices of $21.55 per barrel and $2.74 per mcf. The budget also assumes differentials to NYMEX prices of $1.42 per barrel and $0.32 per mcf, or $0.35 per mcfe. The company is projecting production of 135 bcfe and per mcfe lease operating expenses of $0.51 (including 22% greater production taxes due to higher anticipated wellhead prices), interest costs of $0.62, general and administrative costs of $0.10 and depletion of oil and gas properties of $0.78.

If the underlying assumptions listed above are achieved, Chesapeake should generate cash flow from operations in 2000 of approximately $185 million, or $1.90 per common share, and net income of $70 million, or $0.72 per common share. In accordance with Chesapeake's plan to maintain a budget consistent with internally generated cash flows, Chesapeake's preliminary capital expenditure budget for 2000 has been set at $185 million, with $135 million dedicated to drilling and $50 million for acquisitions.

Chesapeake's liquidity has continued to improve during the year. As of September 30, 1999, the company's cash balances were $30 million and working capital had grown to $9 million, a $23 million improvement from December 31, 1998. The company's $50 million bank credit facility, which was fully drawn in the second quarter, was completely undrawn as of September 30,1999.

                                RECENT ACTIVITY

On September 27, 1999, Chesapeake reported its third quarter drilling highlights. Since that date, a number of other significant wells have been drilled.

Mid-Continent. To date in 1999, Chesapeake has been the most active operator in the Mid-Continent with 77 wells drilled and, based on estimated 1999 production data, the company is now the 4th largest producer of gas in the Mid-Continent, trailing only Apache, Vastar and Amoco. Remaining in the company's Mid-Continent leasehold inventory are approximately 750 drillsites identified on its 850,000 gross undeveloped acres.

In the Sahara area of northwest Oklahoma, Chesapeake continues to drill a series of excellent wells. Most recent among these are the Barry 1-8, Daisy 1-22, and EOG Vall "K" 1-1, which are producing at a combined rate of 6,000 mcfe per day. These wells have estimated average reserves of 1.8 bcfe per well with finding costs of $0.21 per mcfe. In the past 18 months, Chesapeake has drilled 110 wells in the Sahara project in northwest Oklahoma, an area where the company has identified over 500 drillsites with probable gross reserves of approximately 300 bcfe at projected finding costs of $0.63 per mcfe.

In the company's high potential Chitwood area in southern Oklahoma where multiple payzones have been identified by Chesapeake's 3-D seismic, the company has logged and is awaiting completion of the Wilber 2-29. Logs indicate this well is a significant Simpson discovery at a depth of 17,475'. The company has begun drilling the Broome 2-32, an offsetting well which should reach total projected depth of 17,100' in the first quarter of 2000.

In Western Oklahoma, the Mountain Front Project in the Deep Anadarko Basin is a new area where the company has acquired 10,000 net leasehold acres and identified 30 drillsites. Chesapeake's most recent completion in this area is the K-F Strobel 1-32. The well is producing approximately 10,000 mcfe per day from the Granite Wash at 13,525' and reserves should exceed 8.0 bcfe. Chesapeake is currently drilling another well in the trend, the Ida Mae 1-21, a 13,600' Springer test.

Gulf Coast. Chesapeake's Texas Austin Chalk project continues to generate outstanding results with the recent completion of the Carmona #1-H. This 19,550' single lateral horizontal well is averaging 26,000 mcfe per day through a 26/64" choke with flowing tubing pressure of 8100#. Estimated ultimate reserves are 12 bcfe. Based upon current natural gas prices and a completed well cost of $2.6 million, this well should reach payout within 60 days. The company has successfully completed three out of four Texas Austin Chalk wells in 1999, with average per well reserves of 13 bcfe generating finding costs of $0.40 per mcfe. The company is currently drilling its next Independence well, the Hiram #1-H, and expects to drill five Texas Austin Chalk wells in 2000.

Also in Texas, Chesapeake has logged and is beginning completion of a 9,400' Yegua discovery well on its 3-D delineated Peach Creek project in Wharton County. Log analysis indicates approximately 100' of gross pay in the Frio and Yegua formations. Chesapeake plans to drill six Frio/Yegua wells in 2000 on its 27,000 gross acres in Peach Creek.

Canada. In December, Chesapeake will begin its 1999-2000 winter drilling program on 750,000 gross undeveloped acres in the Helmet area of far northeast British Colombia. The continued expansion of Canadian pipeline infrastructure has substantially reduced the historically large price differentials between Canadian and U.S. natural gas production. Using a four rig schedule, Chesapeake anticipates participating in 14 Helmet wells this winter.

Other Areas. Although Chesapeake is focusing predominately on natural gas projects, the company continues to enjoy success on oil projects in the Lovington area of Lea County, New Mexico and in the Williston Basin of North Dakota and Montana. The company's two most recent completions in Lovington are the Kala 1-12H and the Arrington Mayfly 2-14.

The Kala is producing 850 barrels of oil and 1,200 mcf per day and the Mayfly is producing 900 barrels of oil and 1,400 mcf of gas per day. Each well has estimated ultimate reserves of approximately 1.1 million barrels of oil equivalent.

                               MANAGEMENT SUMMARY

Chesapeake's Chief Executive Officer, Aubrey K. McClendon, commented, "Chesapeake's strategy of building a premier long-lived natural gas franchise is continuing to generate very attractive financial and operating results. We are especially pleased with the efficiency of our 1999 capital expenditure program, which to date has replaced by over 200% our production of 100 bcfe at a cost of only $0.68 per mcfe. We are once again generating excellent financial results and creating substantial shareholder value enhanced by these low finding and operating costs. With oil and gas prices remaining strong, 2000 looks like it should be another year of value-added growth for Chesapeake's shareholders."

                           MANAGEMENT CONFERENCE CALL

Chesapeake's management will host a teleconference tomorrow morning, Friday, October 29 at 10:00 a.m. EDT to review the 1999 third quarter results. Please call 913-981-4900 between 9:45 and 9:55 am EDT tomorrow if you would like to participate. For those unable to participate, the call will also be available over the Internet by visiting our home page at chesapeake-energy.com and clicking on the link under Shareholder Information or by going directly to Vcall at Vcall.com. In addition, a replay of the call will also be available by calling 719-457-0820 between 1:00 p.m. EDT Friday, October 29 through midnight Friday, November 5, 1999. The passcode for this call is 785666.

The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. Those statements, and Chesapeake Energy Corporation's business and prospects, are subject to a number of risks, including production variances from expectations, uncertainties about estimates of reserves, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, environmental risks, drilling and operating risks, risks related to exploratory and developmental drilling, competition, government regulation, and the ability of the company to implement its business strategy. These and other risks are described in the company's documents and reports that are available from the United States Securities and Exchange Commission, including the report filed on Form 10-K for the year ended December 31, 1998 and the report filed on Form 10-Q for the quarter ended June 30, 1999.

Chesapeake Energy Corporation is one of the 15 largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on developmental drilling and property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chesapeake-energy.com.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       ($ in 000's, except per share data)
                                   (unaudited)

THREE MONTHS ENDED:                                            SEPTEMBER 30, 1999             SEPTEMBER 30, 1998
                                                            ------------------------       -------------------------
                                                               $            $/MCFE            $             $/MCFE
                                                            --------      ----------       --------       ----------
REVENUES:
   Oil and gas sales                                          78,521            2.40         70,082             1.93
   Oil and gas marketing sales                                23,619            0.72         36,256             1.00
                                                            --------      ----------       --------       ----------
     Total revenues                                          102,140            3.12        106,338             2.93
                                                            --------      ----------       --------       ----------
OPERATING COSTS:
   Production expenses                                        11,747            0.36         14,208             0.39
   Production taxes                                            3,652            0.11          1,976             0.05
   Oil and gas marketing expenses                             22,851            0.70         34,720             0.96
   Depreciation, depletion, and amortization
     of oil and gas properties                                22,816            0.70         34,069             0.94
   Depreciation and amortization of other assets               1,840            0.06          2,518             0.07
   General and administrative                                  2,736            0.08          5,197             0.14
                                                            --------      ----------       --------       ----------
     Total operating costs                                    65,642            2.01         92,688             2.55
                                                            --------      ----------       --------       ----------

                                                            --------      ----------       --------       ----------
INCOME (LOSS) FROM OPERATIONS:                                36,498            1.11         13,650             0.38
                                                            --------      ----------       --------       ----------

OTHER INCOME (EXPENSE):
   Interest and other income                                   2,686            0.08            778             0.02
   Interest expense                                          (20,420)          (0.63)       (18,577)           (0.51)
                                                            --------      ----------       --------       ----------
                                                             (17,734)          (0.55)       (17,799)           (0.49)
                                                            --------      ----------       --------       ----------

INCOME (LOSS) BEFORE INCOME TAXES                             18,764            0.56         (4,149)           (0.11)
INCOME TAX EXPENSE                                               649            0.02             --               --
                                                            --------      ----------       --------       ----------
NET INCOME (LOSS)                                             18,115            0.54         (4,149)           (0.11)

PREFERRED STOCK DIVIDENDS                                     (4,381)          (0.13)        (4,026)           (0.11)
                                                            --------      ----------       --------       ----------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS            13,734            0.41         (8,175)           (0.22)
                                                            ========       =========       ========       ==========

EARNINGS (LOSS) PER COMMON SHARE - BASIC
   Income (Loss) before extraordinary item                      0.14              --          (0.08)              --
   Extraordinary item                                             --              --             --               --
                                                            --------      ----------       --------       ----------
   Net Income (Loss)                                            0.14              --          (0.08)              --
                                                            ========       =========       ========       ==========

EARNINGS (LOSS) PER COMMON SHARE - ASSUMING
DILUTION
   Income (Loss) before extraordinary item                      0.13              --          (0.08)              --
   Extraordinary item                                             --              --             --               --
                                                            --------      ----------       --------       ----------
   Net Income (Loss)                                            0.13              --          (0.08)              --
                                                            ========       =========       ========       ==========

AVERAGE COMMON SHARES AND COMMON EQUIVALENT SHARES
OUTSTANDING
     BASIC                                                    97,126              --         98,046               --
     DILUTED                                                 103,576              --         98,046               --

                                                            --------      ----------       --------       ----------
CASH FLOW FROM OPERATIONS (1)                                 43,420            1.33         32,438             0.89
                                                            ========       =========       ========       ==========

EBITDA (2)                                                    63,840            1.95         51,015             1.41
                                                            ========       =========       ========       ==========

THOUSANDS OF BARRELS OF OIL (MBBL):                              875             -44%         1,571
MILLIONS OF CUBIC FEET OF GAS (MMCF):                         27,412               2%        26,842
MILLIONS OF CUBIC FEET OF GAS EQUIVALENTS (MMCFE):            32,662             -10%        36,268
MMCFE PER DAY                                                  355.0             -10%         394.2

AVERAGE PRICE/BARREL                                        $  18.90              52%      $  12.41
AVERAGE PRICE/MCF                                           $   2.26              20%      $   1.88
AVERAGE GAS EQUIVALENT PRICE/MCFE                           $   2.40              24%      $   1.93
                                                            --------      ----------       --------

(1)      Income before income tax and depreciation, depletion and amortization.

(2) Earnings before income tax, interest expense and depreciation, depletion and amortization.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       ($ IN 000'S, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

NINE MONTHS ENDED:                                              SEPTEMBER 30, 1999             SEPTEMBER 30, 1998
                                                            --------------------------       -------------------------
                                                                 $            $/MCFE            $            $/MCFE
                                                            ----------      ----------       --------       ----------
REVENUES:
   Oil and gas sales                                           198,599            2.00        195,962             2.03
   Oil and gas marketing sales                                  50,110            0.50         96,451             1.00
                                                            ----------      ----------       --------       ----------
     Total revenues                                            248,709            2.50        292,413             3.03
                                                            ----------      ----------       --------       ----------
OPERATING COSTS:
   Production expenses                                          36,922            0.37         36,775             0.38
   Production taxes                                              8,440            0.08          6,141             0.06
   Oil and gas marketing expenses                               47,809            0.48         94,686             0.98
   Depreciation, depletion, and amortization
     of oil and gas properties                                  70,202            0.71        109,311             1.13
   Depreciation and amortization of other assets                 5,978            0.06          5,820             0.06
   General and administrative                                   10,028            0.10         14,711             0.15
   Impairment of oil and gas properties                             --              --        466,000             4.83
   Impairment of other assets                                       --              --         10,000             0.10
                                                            ----------      ----------       --------       ----------
     Total operating costs                                     179,379            1.80        743,444             7.69
                                                            ----------      ----------       --------       ----------

                                                            ----------      ----------       --------       ----------
INCOME (LOSS) FROM OPERATIONS:                                  69,330            0.70       (451,031)           (4.66)
                                                            ----------      ----------       --------       ----------

OTHER INCOME (EXPENSE):
   Interest and other income                                     6,526            0.07          3,573             0.04
   Interest expense                                            (60,569)          (0.61)       (47,930)           (0.50)
                                                            ----------      ----------       --------       ----------
                                                               (54,043)          (0.54)       (44,357)           (0.46)
                                                            ----------      ----------       --------       ----------

INCOME (LOSS) BEFORE INCOME TAXES                               15,287            0.16       (495,388)           (5.12)
INCOME TAX EXPENSE                                                 975            0.01             --               --
                                                            ----------      ----------       --------       ----------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                         14,312            0.15       (495,388)           (5.12)

EXTRAORDINARY ITEM:
   Loss on early extinguishment of debt, net of
   Applicable income tax                                            --              --        (13,334)           (0.14)
                                                            ----------      ----------       --------       ----------

NET INCOME (LOSS)                                               14,312            0.15       (508,722)           (5.26)

PREFERRED STOCK DIVIDENDS                                      (12,433)          (0.12)        (8,051)           (0.08)
                                                            ----------      ----------       --------       ----------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS               1,879            0.03       (516,773)           (5.34)
                                                            ==========      ==========       ========       ==========

EARNINGS (LOSS) PER COMMON SHARE - BASIC
   Income (Loss) before extraordinary item                        0.02              --          (5.34)              --
   Extraordinary item                                               --              --          (0.14)              --
                                                            ----------      ----------       --------       ----------
   Net Income (Loss)                                              0.02              --          (5.48)              --
                                                            ==========      ==========       ========       ==========

EARNINGS (LOSS) PER COMMON SHARE - ASSUMING
DILUTION
   Income (Loss) before extraordinary item                        0.02              --          (5.34)              --
   Extraordinary item                                               --              --          (0.14)              --
                                                            ----------      ----------       --------       ----------
   Net Income (Loss)                                              0.02              --          (5.48)              --
                                                            ==========      ==========       ========       ==========

AVERAGE COMMON SHARES AND COMMON EQUIVALENT SHARES
OUTSTANDING
     BASIC                                                      97,126              --         94,355               --
     DILUTED                                                   101,625              --         94,355               --

                                                            ----------      ----------       --------       ----------
CASH FLOW FROM OPERATIONS (1)                                   91,467            0.92         95,743             0.99
                                                            ==========      ==========       ========       ==========

EBITDA (2)                                                     152,036            1.53        143,673             1.49
                                                            ==========      ==========       ========       ==========

THOUSANDS OF BARRELS OF OIL (MBBL):                              3,237             -29%         4,569
MILLIONS OF CUBIC FEET OF GAS (MMCF):                           80,118              16%        69,048
MILLIONS OF CUBIC FEET OF GAS EQUIVALENTS (MMCFE):              99,540               3%        96,462
MMCFE PER DAY                                                    364.6               3%         353.3

AVERAGE PRICE/BARREL                                        $    14.79              12%      $  13.21
AVERAGE PRICE/MCF                                           $     1.88              -4%      $   1.96
AVERAGE GAS EQUIVALENT PRICE/MCFE                           $     2.00              -1%      $   2.03
                                                            ----------      ----------       --------

(1) Income before income tax, depreciation, depletion and amortization, impairment of oil and gas properties and impairment of other assets.

(2) Earnings before income tax, interest expense, depreciation, depletion and amortization, impairment of oil and gas properties and impairment of other assets.